UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      December 6, 2007

W. R. GRACE & CO.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13953	65-0773649
(Commission File Number)	(IRS Employer Identification No.)

7500 Grace Drive
Columbia, Maryland	21044
(Address of Principal Executive Offices)	(Zip Code)

(410) 531-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

W. R. GRACE & CO.

FORM 8-K

CURRENT REPORT

Item 7.01.                                              Regulation FD Disclosure.

On December 6, 2007, W. R. Grace & Co. (“Grace”) announced that Paul J. Norris, non-executive Chairman of the Board of Directors of Grace, has entered into a written securities trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Plan”).  The Plan relates to the sale of Grace common stock that may be purchased upon the exercise of outstanding nonqualified options to purchase Grace common stock.  Mr. Norris entered into the Plan on May 11, 2007 and sales may occur between December 16, 2007 and May 31, 2008.  Mr. Norris has provided instructions to Wachovia Securities, LLC regarding the manner and order in which such options should be exercised and the underlying shares of Grace common stock sold.  The Plan covers options to purchase up to 1,165,026 shares of Grace common stock that were issued to Mr. Norris during the period that he served as Chief Executive Officer of Grace.  Unless exercised, Mr. Norris’ options will expire on May 31, 2008.

As previously disclosed, Mr. Norris has resigned as non-executive Chairman of the Board of Directors of Grace effective as of December 31, 2007.  He will remain as a director.  Fred Festa, Grace’s Chief Executive Officer, has been elected Chairman of the Board of Directors effective January 1, 2008.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.  This report shall not be deemed an admission as to the materiality of the information set forth herein.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

W. R. GRACE & CO.
(Registrant)

By	/s/ Mark A. Shelnitz
Mark A. Shelnitz
Secretary

Dated:  December 6, 2007